Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Randgold Resources Limited of our report dated June 25, 2007 relating to the financial statements of Randgold Resources Limited and its subsidiaries, which appears in its Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated June 25, 2007 relating to the financial statement schedule, which appears in such Annual Report on Form 20-F.
/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
London
United Kingdom
December 12, 2008